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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): FEBRUARY 11, 2005

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                        RESEARCH FRONTIERS INCORPORATED
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          DELAWARE                      1-9399               11-2103466
(STATE OR OTHER JURISDICTION    (COMMISSION FILE NUMBER)       (IRS EMPLOYER
     OF INCORPORATION)                                      IDENTIFICATION NO.)

                            240 CROSSWAYS PARK DRIVE
                          WOODBURY, NEW YORK 11797-2033
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (201) 934-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

      On February 14, 2005, Research Frontiers Incorporated issued a press release announcing that it had raised $5 million from the sale of one million shares of common stock and 200,000 five-year warrants to purchase common stock at an exercise price of $7.50 per share, pursuant to its outstanding shelf registration statement on Form S-3 (Registration No.333-115052) that was declared effective by the Securities and Exchange Commission on November 9, 2004. The information contained in the press release dated February 14 is incorporated herein by reference and filed as Exhibit 99.1 hereto.

      On February 14, 2005, Research Frontiers Incorporated filed the prospectus supplement relating to the issuance and sale of the one million shares of common stock and 200,000 five-year warrants to purchase common stock at an exercise price of $7.50 per share, with the Securities and Exchange Commission. In connection with that filing, Research Frontiers is filing the related form of Subscription Agreement that the Company entered into with the purchasers as Exhibit 1.1 to this current report on Form 8-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c)   Exhibits.

      1.1 Form of Subscription Agreement effective February 11, 2005 with form of Warrant attached.


      99.1  The Registrant's Press Release dated February 14, 2005.


                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          RESEARCH FRONTIERS INCORPORATED

Dated: February 14, 2005

                                          /s/ Joseph M. Harary
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                                          By: Joseph M. Harary
                                          Title: President